Consent of Independent Registered Public Accounting Firm

To the Compensation Committee of the Board of Directors of
U.S. Global Investors, Inc. and the Participants of the
U.S. Global Investors, Inc. Employee Stock Purchase Plan
San Antonio, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 25, 2014, relating to the financial statements of the U.S. Global Investors, Inc. Employee Stock Purchase Plan appearing on this Form 11-K for the year ended December 31, 2013.

/s/ BDO USA, LLP BDO USA, LLP
BDO USA, LLP
Dallas, Texas

March 25, 2014